Exhibit 10.3

To:          Surf A Movie Solutions, Inc.

FORMOF SURF A MOVIE SOLUTIONS, INC.
INVESTMENT CONFIRMATION

The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase ________ shares of the common stock of Surf A Movie Solutions, Inc., a Nevada corporation (the “Company”), for an aggregate purchase price of $__________, or $0.10 per share. Simultaneous with the execution and delivery of this confirmation to the Company, the undersigned is either delivering a check, money order or certified funds made payable to “Surf A Movie Solutions, Inc.”.

The undersigned acknowledges that he has received a copy of the prospectus of the Company dated _________, 200__ filed with the Securities and Exchange Commission (“Prospectus”) with respect to the offer and sale of the shares of stock being purchased.

The undersigned further acknowledges that although the shares of common stock being purchased from the Company are registered securities under the U.S. Securities Act of 1933, as amended, there may be restrictions on the resale of the shares imposed by the particular state law where the undersigned resides or in a jurisdiction outside of the United States. Accordingly, the undersigned will not offer to sell or sell the shares in any jurisdiction unless the undersigned obtains all required consents, if any.

Date: ______________, 200__

Amount of Investment:	$	Number of Shares:

1.	Print Full Name of Investor:	Individual:

First, Middle, Last

Partnership, Corporation, Trust, Custodial Account, Other:

Name of Entity

2.	Permanent Address of Investor:

3.	Name of Primary Contact Person:
Title:

4.	Telephone Number:

5.	E-Mail Address:

6.	Facsimile Number:

7.	Social Security or EIN of Investor:
(attach an executed Form W-8)

8.	Authorized Signatory:
Title:

If Investor is an entity, provide copy of Articles of Incorporation, Certificate of Formation or other evidence of existence, as well as a copy of board resolution or other evidence of authorization to purchase the shares of the Company.